Exhibit 99.5

M&T BANK CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(DOLLARS IN THOUSANDS )
(UNAUDITED)

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition by M&T Bank Corporation (“M&T”) of Allfirst Financial Inc. and subsidiaries (“Allfirst”) using the purchase method of accounting assuming the acquisition was consummated on December 31, 2002. Allfirst was acquired by M&T on April 1, 2003.

	December 31, 2002

			Pro forma
	M&T (1)	Allfirst (2)	adjustments		Pro forma

ASSETS

Cash and due from banks	$963,772	1,142,632			$2,106,404

Money-market assets	379,843	1,418,209			1,798,052

Investment securities	3,955,150	2,558,279	(486,107	)(3)	6,027,322

Loans and leases	25,936,942	10,503,937	55,990	(4)	36,496,869

Unearned discount	(209,158)	(145,297)			(354,455)

Allowance for credit losses	(436,472)	(156,500)			(592,972)

Loans and leases, net	25,291,312	10,202,140	55,990		35,549,442

Premises and equipment	238,986	236,009	(34,237	)(5)	440,758

Goodwill	1,097,553	727,040	1,120,308	(3)-(12)	2,944,901

Core deposit and other intangible assets	118,790	13,609	185,656	(6)	318,055

Accrued interest and other assets	1,155,775	716,358	(58,679	)(7)	1,813,454

Total assets	$33,201,181	17,014,276	782,931		$50,998,388

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits	$17,592,838	7,724,204	23,607	(8)	$25,340,649

Short-term borrowings	3,429,414	2,070,740			5,500,154

Long-term borrowings	4,497,374	1,211,301	415,183	(3),(9)	6,123,858

Interest-bearing liabilities	25,519,626	11,006,245	438,790		36,964,661

Non-interest bearing deposits	4,072,085	3,602,576			7,674,661

Other liabilities	400,991	653,601	102,039	(10)	1,156,631

Total liabilities	29,992,702	15,262,422	540,829		45,795,953

Common equity	3,208,479	1,751,854	242,102	(11)	5,202,435

Total shareholders’ equity	3,208,479	1,751,854	242,102		5,202,435

Total liabilties and shareholders’ equity	$33,201,181	17,014,276	782,931		$50,998,388

See accompanying notes to pro forma condensed combined financial statements.

M&T BANK CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2002 gives effect to M&T’s acquisition of Allfirst using the purchase method of accounting assuming the acquisition was consummated on January 1, 2002. Allfirst was acquired by M&T on April 1, 2003.

	For the year ended December 31, 2002

			Pro forma
	M&T (1)	Allfirst (2)	adjustments		Pro forma

Interest income

Loans and leases, including fees	$1,670,412	591,211	(20,536	)(15)	$2,241,087

Money-market assets	4,733	11,658			16,391

Investment securities
Fully taxable	148,221	143,552	(28,686	)(16)	263,087

Exempt from federal taxes	18,733	21,232			39,965

Total interest income	1,842,099	767,653	(49,222)		2,560,530

Interest expense

Deposits	356,642	185,027	(20,290	)(18)	521,379

Short-term borrowings	52,723	36,975			89,698

Long-term borrowings	185,149	50,696	9,820	(19),(20)	245,665

Total interest expense	594,514	272,698	(10,470)		856,742

Net interest income	1,247,585	494,955	(38,752)		1,703,788

Provision for credit losses	122,000	75,683			197,683

Net interest income after provision for credit losses	1,125,585	419,272	(38,752)		1,506,105

Other income

Mortgage banking revenues	116,408	23,409			139,817

Service charges on deposit accounts	167,531	124,509			292,040

Trust income	60,030	84,592			144,622

Brokerage services income	43,261	10,011			53,272

Trading account and foreign exchange gains (13)	2,860	(9,408)			(6,548)

Gain (loss) on sales of bank investment securities	(608)	74,063	(44,107	)(17)	29,348

Other revenues from operations	122,449	168,666	(51,009	)(14)	240,106

Total other income	511,931	475,842	(95,116)		892,657

Other expense

Salaries and employee benefits	496,990	401,058	(34,169	)(14)	863,879

Equipment and net occupancy	107,822	96,324	(11,663	)(14),(21)	192,483

Printing, postage and supplies	25,378	20,243	(671	)(14)	44,950

Amortization of core deposit and other intangible assets	51,484	6,738	39,059	(14),(22)	97,281

FX related charge (13)	—	12,714			12,714

Other costs of operations	279,937	118,579	(1,921	)(14),(23)	396,595

Total other expense	961,611	655,656	(9,365)		1,607,902

Income before income taxes	675,905	239,458	(124,503)		790,860

Income taxes	219,136	53,116	(48,823	)(14),(24)	223,429

Net income	$456,769	186,342	(75,680)		$567,431

Net income per common share

Basic	$4.94				$4.76

Diluted	$4.78				$4.64

Average common shares outstanding

Basic	92,483		26,700	(25)	119,183

Diluted	95,522		26,700	(25)	122,222

See accompanying notes to pro forma condensed combined financial statements.

NOTES TO PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)

     Adjustments used in the preparation of the unaudited pro forma condensed combined financial statements are as follows:

(1)	M&T historical amounts have been restated to give effect to M&T’s retroactive adoption of the recognition provisions of Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation,” as amended. M&T adopted these provisions on January 1, 2003.

(2)	Certain amounts in Allfirst’s historical balance sheet and statement of income have been reclassified to conform to M&T’s presentation.

(3)	The unaudited pro forma condensed financial information assumes the funding of the cash consideration of $886,107,000 is provided by the sale of $486,107,000 of investment securities and the issuance of $400,000,000 of subordinated notes payable.

(4)	Adjustment to record acquired loans at estimated market value.

(5)	Adjustment to record acquired premises and equipment at estimated market value. The adjustment includes writedowns associated with duplicate facilities, equipment and other fixed assets of Allfirst.

(6)	Adjustment to record incremental core deposit and other intangible assets.

(7)	Represents the reclassification of M&T’s deferred tax asset to other liabilities and other miscellaneous adjustments.

(8)	Adjustment to record interest-bearing deposits of Allfirst at estimated fair value.

(9)	Adjustment of $15,183,000 to record long-term borrowings of Allfirst at estimated fair value.

(10)	Adjustments to record severance benefits associated with the elimination of employment positions at Allfirst, termination of certain Allfirst contractual obligations, the estimated net tax credits associated with adjustments to reflect the fair value of net assets acquired, the reclassification of M&T’s deferred tax asset to other liabilities, and other miscellaneous adjustments.

(11)	Reflects issuance of 26,700,000 shares of M&T common stock with a value of $1,993,956,000 and the elimination of Allfirst’s December 31, 2002 equity of $1,751,854,000.

(12)	Represents incremental goodwill.

NOTES TO PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited), Continued

		Year ended
		December 31, 2002

(13)	On February 6, 2002, Allfirst announced that Allied Irish Banks, p.l.c. (“AIB”), its sole owner, was undertaking a full investigation into fraudulent foreign exchange trading activities at Allfirst. The losses arising from the fraudulent activities were disclosed by Allfirst in an earnings release dated February 20, 2002. The fraudulent trading activities and the resulting losses are referred to from time to time in reports on Forms 10-K and 10-Q filed by Allfirst with the Securities and Exchange Commission as the “Fraudulent Activities” and the “Fraud Losses,” respectively, and proprietary foreign exchange trading losses are referred to as “FX Losses.” Foreign Exchange Trading Losses include both authentic and fraudulent trading activity. For additional information on the Fraudulent Activities and the Fraud Losses, refer to Allfirst’s 2002 audited consolidated financial statements previously filed with the initial filing of the Report on April 11, 2003.

(14)	Reflects the elimination of income and expense amounts related to Allfirst’s non-profit subsidiaries, which were divested in a form of a dividend to AIB as required under the terms of the Agreement and Plan of Reorganization with M&T dated September 26, 2002.

	Other revenues from operations	(51,009)

	Salaries and employee benefits	(34,169)

	Equipment and net occupancy	(1,482)

	Printing, postage and supplies	(671)

	Amortization of core deposit and other intangible assets	(522)

	Other costs of operations	(7,396)

	Income taxes	(2,907)

(15)	Net amortization of premiums related to loans and leases using a level-yield method over the estimated remaining terms to maturity of the loans and leases.	(20,536)

(16)	Reflects the estimated decrease in interest income from the assumed liquidation of $486,107,000 of investment securities to fund part of the cash portion of the merger consideration at an effective interest rate of 5.90%	(28,686)

(17)	Gains from sales of investment securities have been reduced by the amount ascribed to the cost basis of such securities resulting from an assumed January 1, 2002 mark-to-market adjustment.	(44,107)

(18)	Amortization of the mark-to-market adjustments related to deposits using an effective interest method over the remaining terms to maturity of the deposits.	(20,290)

(19)	Reflects the estimated increase in interest expense from the assumed issuance of $400,000,000 of subordinated notes payable to fund part of the cash portion of the merger consideration at an effective interest rate of 3.85%	15,400

(20)	Amortization of mark-to market adjustments to long-term borrowings on a straight-line basis over the remaining terms to maturity of the borrowings.	(5,580)
(21)	Adjustments to depreciation expense related to mark-to-market adjustments on premises and equipment.	(10,181)

(22)	Additional amortization on an accelerated basis for core deposit and other intangible assets.

	Estimated Life
Core deposit intangible	8 years	24,308

Other intangible assets	5 to 10 years	15,273

		39,581

(23)	Adjustments to amortization expense related to other assets.	5,475

(24)	Income tax expense on pro forma adjustments computed using a 39.0% tax rate.	(45,916)

(25)	The pro forma net income per common share amounts and average common shares outstanding include the effect of the adjustments described above and the issuance of 26,700,000 shares of M&T common stock as the stock portion of the purchase price.